Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant’s charter of bylaws:

(a.1.) Articles of Restatement, dated July 9, 2010 filed as Exhibit Item 28 a.(xvi) – incorporated herein by reference to the SEC filing on February 14, 2011 under Conformed Submission Type 485(a) for Hartford Series Fund, Inc., CIK 0001053425, accession number 0001104659-11-007307 .

(a.2.)  Amended and Restated By-Laws, dated November 4, 2010 filed as Exhibit 28 b. – incorporated herein by reference to the SEC filing on February 14, 2011 under Conformed Submission Type 485(a) for Hartford Series Fund, Inc., CIK 0001053425, accession number 0001104659-11-007307.